Exhibit 5.1

[Letterhead of Stephen D. Leasure]

March 6, 2015

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Re:	HealthSouth Corporation Registration Statement on Form S-3 for Sale of Shares of Common Stock Underlying Securities Settlement Warrants

Ladies and Gentlemen:

In my capacity as associate general counsel for HealthSouth Corporation, a Delaware corporation (the “Company”), I am furnishing this opinion in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the potential sale by the Company, from time to time, of up to an aggregate of 8,151,265 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), to the holders of certain warrants (the “Warrants”), with an exercise price of $41.40 per share of Common Stock, upon the exercise thereof, which Warrants were issued by the Company pursuant to that certain Warrant Agreement, dated September 30, 2009 (the “Warrant Agreement”), among HealthSouth Corporation, Computershare Inc. and Computershare Trust Company, N.A (together, “Computershare”). In connection with this matter, I have examined the Registration Statement, the Warrant Agreement and such other records, documents and proceedings as I have deemed relevant and necessary as a basis for the opinions expressed herein.

For purposes of this opinion, I have assumed the authenticity of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity of the originals of all documents submitted to me as copies. I have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the power, corporate or other, of the parties thereto other than the Company to enter into and perform all obligations thereunder, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. I have further assumed that the registrar and transfer agent for the Common Stock will duly register the issuances of the Shares and countersign the stock certificates, if any, evidencing the Shares and such stock certificates will conform to the specimen certificate examined by me; the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the sale of any Shares; all Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement; and at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Warrants or Shares.

March 6, 2015

As to any facts material to the opinions expressed herein, I have relied upon statements and representations of officers and other representatives of the Company or certificates or comparable documents of public officials and officers and other representatives of the Company.

I have further assumed that Computershare and the holders of Warrants receiving Shares upon the exercise thereof have complied with the terms of the Warrant Agreement in connection with such exercise.

It is understood that this opinion is to be used only in connection with the offer and sale by the Company of the Shares while the Registration Statement is in effect.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, I am of the opinion that:

(1)
The Shares have been duly authorized for issuance, and, when issued and delivered in accordance with the terms and conditions of the Warrant Agreement, including receipt of the consideration required thereby, will be validly issued, fully paid and nonassessable.

My opinion is limited to matters governed by the General Corporation Law of the State of Delaware. My opinion is as of the date hereof, and I am under no obligation to advise you of any change in applicable law or any other matters that may come to my attention after the date hereof that may affect my opinion expressed herein.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Yours very truly,

/s/Stephen D. Leasure

Stephen D. Leasure
Associate General Counsel*

* Authorized House Counsel licensed to practice law only in North Carolina, not in Alabama.